Changes in Independent Accountants:

On August 18, 2004, the Strong Funds Board of Directors dismissed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Strong Advisor Common Stock Fund, Strong Advisor Endeavor Large Cap Fund, Strong Advisor Focus Fund, Strong Advisor International Core Fund, Strong Advisor Large Company Core Fund, Strong Advisor Mid Cap Growth Fund, Strong Advisor Select Fund, Strong Advisor Small Cap Value Fund, Strong Advisor Technology Fund, Strong Advisor U.S. Value Fund, Strong Advisor U.S. Small/Mid Cap Growth Fund, Strong Advisor Utilities and Energy Fund, Strong Aggressive Portfolio, Strong Asia Pacific Fund, Strong Balanced Fund, Strong Blue Chip Fund, Strong Conservative Portfolio, Strong Discovery Fund, Strong Discovery Fund II, Strong Dividend Income Fund, Strong Dow 30 Value Fund, Strong Endeavor Fund, Strong Energy Fund, Strong Enterprise Fund, Strong Growth Fund, Strong Growth 20 Fund, Strong Growth and Income Fund, Strong Index 500 Fund, Strong Large Cap Core Fund, Strong Large Cap Growth Fund, Strong Large Company Growth Fund, Strong Mid Cap Growth Fund II, Strong Mid Cap Disciplined Fund, Strong Moderate Portfolio, Strong Multi Cap Value Fund, Strong Multi Cap Value Fund II, Strong Opportunity Fund, Strong Opportunity Fund II, Strong Overseas Fund, Strong Small Company Value Fund, Strong Small/Mid Cap Value Fund, Strong Strategic Value Fund, Strong Technology 100 Fund, Strong U.S. Emerging Growth Fund, and Strong Value Fund (collectively, the "Funds"). The Funds' Board of Directors appointed KPMG LLP as independent registered public accountants for the Funds on August 18, 2004. The reports of PricewaterhouseCoopers LLP on the Funds' financial statements for either of the fiscal years ended December 31, 2003 and December 31, 2002, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Funds' fiscal years ended December 31, 2003 and December 31, 2002, and during the period from December 31, 2003 through August 18, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

The Funds have requested that PricewaterhouseCoopers LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 1, 2005, will be filed as an amendment to this form NSAR.